STONEGATE MORTGAGE CORPORATION REPORTS THIRD QUARTER 2014
FINANCIAL RESULTS

Indianapolis, Ind. - November 6, 2014 - Stonegate Mortgage Corporation ("Stonegate Mortgage" or the "Company") (NYSE: SGM), a leading, non-bank mortgage company focused on originating, financing and servicing U.S. residential mortgage loans, today reported results for the quarter ended September 30, 2014.

"We continue to make progress on our strategic initiatives, in spite of the industry headwinds and interest rate volatility,” said
Jim Cutillo, Chief Executive Officer of Stonegate Mortgage. “More importantly we increased our liquidity through monetizing our investment in a portion of our MSR asset and reducing our net cost to originate through noticeably growing our retail and wholesale volumes in the third quarter. We continue to see opportunity to grow our market share and are positioned to take advantage of the emerging mortgage market with a strong balance sheet.”

The Company's servicing portfolio, as measured by unpaid principal balance ("UPB"), ended the third quarter 2014 at $17.7 billion, an increase of 48% from the ending fourth quarter 2013 UPB of $11.9 billion, and up 82% over the ending third quarter 2013 UPB of $9.7 billion.

Mortgage loan origination volume grew 7% to $3.5 billion during the third quarter of 2014 compared to $3.3 billion in originations in the second quarter of 2014 and grew 51% from origination volume of $2.3 billion in the third quarter of 2013. Nine months ended 2014 mortgage loan origination volume grew 46% to $9.3 billion compared to $6.3 billion in originations for the nine months ended 2013.

Revenues increased 9% to $63.1 million in the third quarter of 2014 from $57.6 million in the second quarter of 2014 and were up 98% from $31.9 million in the third quarter of 2013, primarily due to increases in gains on mortgage loans held for sale, interest income, loan servicing fees, and loan origination and other loan fees. These increases were partially offset by a decrease in the fair value of mortgage servicing rights ("MSRs"). Revenues increased 39% to $159.1 million for the nine months ended 2014 from $114.1 for the nine months ended 2013.

Net loss for the third quarter 2014 was $1.7 million, or $0.07 per diluted share, compared to net income of $0.3 million, or $0.01 per diluted share, in the second quarter of 2014 and net income of $1.7 million, or $0.10 per diluted share in the third quarter of 2013. Third quarter 2014 financial results were impacted by a $6.0 billion decrease in MSR valuations as well as an additional $2.5 million of non-cash tax expense primarily caused by a change in our blended state tax rates due to shifts in the geographic concentration of our origination business, and related effects on our deferred tax liabilities and other tax-related adjustments. Net loss for the nine months ended 2014 was $9.3 million, or $0.36 per diluted share, compared to net income of $20.5 million, or $1.42 per diluted share for the nine months ended 2013.

Adjusted net income1 was $4.1 million, or $0.15 per diluted share1, for the third quarter 2014, after excluding pre-tax non-cash mortgage servicing rights valuation adjustments of $6.0 million and adding certain other pre-tax non-cash expense items and other non-routine expenses totaling $0.8 million. Adjusted net income was $7.4 million, or $0.29 per diluted share, for the second quarter of 2014 and $0.1 million, or $0.02 per diluted share, for the third quarter 2013. Nine months ended September 30, 2014 adjusted net income was $22.4 million, or $0.86 per diluted share. Nine months ended September 30, 2013 adjusted net income was $12.9 million, or $0.89 per diluted share. Refer to page 7 for a reconciliation of adjusted net income and adjusted diluted earnings per share to the most directly comparable measures calculated in accordance with GAAP.

1 Adjusted net income and adjusted diluted earnings per share are considered non-GAAP financial measures. These non-GAAP financial measures are performance measures and are presented to provide additional information about our core operations. See page 7 of this release for a discussion of the use of these non-GAAP measures and a reconciliation of each of these non-GAAP measures to the most comparable measure prepared in accordance with GAAP.

Recent Developments

October 2014 Key Operating Highlights

•
Average mortgage loans locked per business day increased 25% to $81.2 million during the month of October 2014, compared with average locks per business day of $64.9 million during the third quarter of 2014.

•	Retail locks per day grew 39% in October to $15.0 million to represent 18% of total lock volume, compared to 17% of total lock volume during the third quarter of 2014.

•	Wholesale locks per day increased in October to $20.0 million, compared to $16.0 million during the third quarter of 2014. Wholesale locks represented 25% of total lock volume in both periods.

Conference Call and Webcast

The Company will host a conference call today, November 6, 2014, at 11:00 a.m. EST in which management will discuss the third quarter earnings results.

To access the call please dial (877) 303-5863 from the United States, or (678) 304-6908 from outside the U.S. The conference call I.D. number is 17774385. Participants should dial in 5 to 10 minutes before the scheduled time and must be on a touch-tone telephone to ask questions.

A replay of the call can be accessed through December 6, 2014 by dialing (800) 585-8367 from the U.S., or (404) 537-3406 from outside the U.S. The conference call I.D. number is 17774385.

This call will also be available as a live webcast which can be accessed at Stonegate Mortgage's Investor Relations Website at http://investors.stonegatemtg.com/. Presentation materials for the call will also be available on the Company's Investor Relations Website at http://investors.stonegatemtg.com/.

About Stonegate Mortgage Corporation

Founded in 2005, Stonegate Mortgage Corporation (NYSE: SGM) is a leading, publicly traded, non-bank mortgage company that originates, finances and services agency and non-agency residential mortgages through its network of retail offices and approved third party originators. Stonegate Mortgage also provides financing through its fully integrated warehouse lending platform, NattyMac. Stonegate Mortgage’s operational excellence, financial strength, dedication to customer service and commitment to technology have positioned the firm as a leading provider in the emerging housing finance market.

For more information on Stonegate Mortgage Corporation, please visit www.stonegatemtg.com.

Stonegate Mortgage Corporation
Key Operating Statistics
(Unaudited)

	Three Months Ended			Nine Months Ended
(In millions)	September 30, 2014	June 30, 2014	September 30, 2013	September 30, 2014	September 30, 2013
Origination volume by channel:
Retail	$573.7	$469.7	$152.6	$1,303.7	$497.1
Wholesale	871.3	729.9	421.6	2,023.3	1,219.9
Correspondent	2,092.3	2,107.9	1,766.3	5,939.0	4,608.2
Total origination volume	$3,537.3	$3,307.5	$2,340.5	$9,266.0	$6,325.2

Average origination volume per business day	$55.3	$51.7	$36.6	$49.0	$33.5

Mortgage loan locks volume:
Mortgage loans locked	$4,151.8	$4,660.7	$2,973.6	$12,276.9	$8,307.6
Average mortgage loans locked per business day	$64.9	$72.8	$46.5	$65.0	$44

	As of
	September 30, 2014	December 31, 2013	September 30, 2013
Servicing portfolio	$17,667.0	$11,923.5	$9,682.6

Stonegate Mortgage Corporation
Consolidated Statements of Operations
(Unaudited)

	Three Months Ended			Nine Months Ended
(In thousands, except per share data)	September 30, 2014	June 30, 2014	September 30, 2013	September 30, 2014	September 30, 2013
Revenues
Gains on mortgage loans held for sale	$44,031	$46,548	$12,802	$119,303	$61,381
Gain on sale of mortgage servicing rights	1,158	—	—	1,158	—
Changes in mortgage servicing rights valuation	(5,954)	(10,713)	4,279	(24,597)	17,797
Payoffs and principal amortization of mortgage servicing rights	(6,941)	(4,651)	(2,180)	(14,319)	(6,148)
Loan origination and other loan fees	7,752	6,731	5,640	19,560	15,638
Loan servicing fees	12,350	10,790	5,966	32,315	14,324
Interest income	10,658	8,918	5,359	25,652	11,106
Total revenues	63,054	57,623	31,866	159,072	114,098

Expenses
Salaries, commissions and benefits	37,644	35,144	16,477	106,206	48,604
General and administrative expense	9,044	9,215	6,075	26,469	12,911
Interest expense	7,984	6,263	3,297	18,153	10,972
Occupancy, equipment and communication	4,540	4,762	2,980	13,444	6,103
Provision for mortgage repurchases and indemnifications-change in estimate	801	509	56	1,706	1,084
Depreciation and amortization expense	1,395	1,193	466	3,671	1,379
Loss on disposal of property and equipment	—	131	25	222	25
Total expenses	61,408	57,217	29,376	169,871	81,078

(Loss) income before income tax expense	1,646	406	2,490	(10,799)	33,020
Income tax (benefit) expense	3,325	138	807	(1,504)	12,487
Net (loss) income	(1,679)	268	1,683	(9,295)	20,533
Less: preferred stock dividends	—	—	—	—	(27)
Net (loss) income attributable to common stockholders	$(1,679)	$268	$1,683	$(9,295)	$20,506

(Loss) earnings per share
Basic	$(0.07)	$0.01	$0.10	$(0.36)	$1.97

Diluted	$(0.07)	$0.01	$0.10	$(0.36)	$1.42

Stonegate Mortgage Corporation
Consolidated Balance Sheets
(Unaudited)

(In thousands, except share and per share data)	September 30, 2014	December 31, 2013

Assets
Cash and cash equivalents	$58,748	$43,104
Restricted cash	1,050	730
Mortgage loans held for sale, at fair value	1,158,834	683,080
Servicing advances	5,192	4,177
Derivative assets	17,616	19,673
Mortgage servicing rights, at fair value	227,795	170,294
Property and equipment, net	14,769	12,640
Goodwill	4,265	3,638
Intangible assets, net	4,669	5,434
Investment in closely held entity, at cost	—	0
Loans eligible for repurchase from GNMA	79,079	26,268
Warehouse lending receivables	59,831	12,089
Subordinated loan receivable	29,428	—
Other assets	14,269	8,762
Total assets	$1,675,545	$989,889

Liabilities and stockholders' equity
Liabilities
Secured borrowings - mortgage loans	$481,866	$342,393
Secured borrowings - mortgage servicing rights	72,192	—
Mortgage repurchase borrowings	655,565	223,113
Warehouse lines of credit	1,934	7,056
Operating lines of credit	—	6,499
Accounts payable and accrued expenses	27,874	25,097
Derivative liabilities	6,778	3,520
Reserve for mortgage repurchases and indemnifications	5,441	3,709
Due to related parties	—	608
Contingent earn-out liabilities	3,727	3,791
Liability for loans eligible for repurchase from GNMA	79,079	26,268
Deferred income tax liabilities, net	26,784	28,379
Other liabilities	13,544	11,955
Total liabilities	1,374,784	682,388

Stockholders' equity
Common stock, par value $0.01, shares authorized - 100,000,000; shares issued and outstanding - 25,048,599 and 25,769,236	264	264
Additional paid-in capital	266,385	263,830
Retained earnings	34,112	43,407
Total stockholders' equity	300,761	307,501
Total liabilities and stockholders' equity	$1,675,545	$989,889

Stonegate Mortgage Corporation
Consolidated Statements of Cash Flows
(Unaudited)

	Nine Months Ended September 30,
(In thousands)	2014	2013
Operating Activities
Net (loss) income	$(9,295)	$20,533
Adjustments to reconcile net (loss) income to net cash used in operating activities:
Depreciation and amortization expense	3,671	1,379
Loss on disposal of property and equipment	222	25
Amortization of debt discount	—	1,522
Forgiveness of note receivable from stockholder	—	214
Gains on mortgage loans held for sale	(119,303)	(61,381)
Gain on sale of mortgage servicing rights	(1,158)	—
Changes in mortgage servicing rights valuation	24,597	(17,797)
Payoffs and principal amortization of mortgage servicing rights	14,319	6,148
Provision for reserve for mortgage repurchases and indemnifications - change in estimate	1,706	1,084
Stock-based compensation expense	2,555	1,742
Deferred income tax (benefit) expense	(1,504)	12,487
Changes in contingent earn-out liabilities	(217)	8
Proceeds from sales and principal payments of mortgage loans held for sale	8,812,481	6,024,774
Originations and purchases of mortgage loans held for sale	(9,266,719)	(6,325,203)
Repurchase and indemnifications of previously sold loans	(13,521)	(322)
Changes in operating assets and liabilities:
Restricted cash	(320)	(16,687)
Servicing advances	(1,015)	(1,014)
Warehouse lending receivables	(47,742)	—
Other assets	(2,007)	(5,959)
Accounts payable and accrued expenses	3,425	4,491
Reserve for mortgage repurchases and indemnification	—	—
Due to related parties	(608)	(39)
Net cash used in operating activities	(600,433)	(353,995)

Investing activities
Net proceeds from sale of mortgage servicing rights	21,541	—
Subordinated loan receivable	(29,428)	—
Purchases of property and equipment	(5,067)	(4,967)
Purchase of assets in a business combination	(258)	—
Purchase of mortgage servicing rights	(1,811)	—
Repayment of notes receivable from stockholder	—	8
Net cash used in investing activities	(15,023)	(4,959)

Financing activities
Proceeds from borrowings under mortgage funding arrangements and operating lines of credit	29,760,288	13,932,187
Repayments from borrowings under mortgage funding arrangements and operating lines of credit	(29,127,592)	(13,668,292)
Payments of contingent earn-out liabilities	(450)	—
Payments of debt issuance costs	(1,146)	—
Proceeds from borrowing from stockholder	—	10,000
Repayment of borrowing from stockholder	—	(4,345)
Payments of capital lease obligations	—	(14)
Net proceeds from issuance of common stock	—	101,645
Payment of equity issuance costs	—	(2,692)
Payment of preferred stock dividends	—	(27)
Net cash provided by financing activities	631,100	368,462

Change in cash and cash equivalents	15,644	9,508
Cash and cash equivalents at beginning of period	43,104	15,056
Cash and cash equivalents at end of period	$58,748	$24,564

Stonegate Mortgage Corporation
GAAP Reconciliation
(Unaudited)

We calculate adjusted net income and adjusted diluted earnings per share as performance measures, which are considered non-GAAP financial measures, to further aid our investors in understanding and analyzing our core operating results and comparing them among periods. Adjusted net income and adjusted diluted earnings per share exclude certain items that we do not consider part of our core operating results, including changes in valuation inputs and assumptions on our MSRs, stock-based compensation expenses, ramp-up and other non-routine expenses associated primarily with our acquired Nationstar business and acquisition related costs. Ramp-up costs include the advance hiring of servicing and originations staff, recruiting expenses, travel, licensing and legal expenses. These non-GAAP financial measures are not intended to be considered in isolation or as a substitute for total revenues, income before income taxes, net income or diluted EPS prepared in accordance with GAAP and may not be comparable to similarly titled measures reported by other companies. These non-GAAP financial measures are performance measures and are presented to provide additional information about our core operations.

	Three Months Ended			Nine Months Ended
(In thousands, except per share data)	September 30, 2014	June 30, 2014	September 30, 2013	September 30, 2014	September 30, 2013
Net (loss) income	$(1,679)	$268	$1,683	$(9,295)	$20,533
Adjustments:
Changes in valuation inputs and assumptions on MSRs	5,954	10,712	(4,279)	24,597	(17,797)
Stock-based compensation expense	783	871	829	2,555	1,742
Other non-routine expenses	—	—	826	9,593	3,726
Acquisition related costs	—	—	—	49	—
Tax effect of adjustments	(936)	(4,494)	992	(5,114)	4,661
Adjusted net income	$4,122	$7,357	$51	$22,385	$12,865

Diluted (loss) earnings per share	$(0.07)	$0.01	$0.10	$(0.36)	$1.42
Adjustments:
Changes in valuation inputs and assumptions on MSRs	0.23	0.42	(0.24)	0.95	(1.23)
Stock-based compensation expense	0.03	0.03	0.05	0.10	0.12
Other non-routine expenses	—	—	0.05	0.37	0.26
Acquisition related costs	—	—	—	—	—
Tax effect of adjustments	(0.04)	(0.17)	0.06	(0.20)	0.32
Adjusted diluted earnings per share	$0.15	$0.29	$0.02	$0.86	$0.89

Forward Looking Statements

Various statements contained in this earnings release, including those that express a belief, expectation or intention, as well as those that are not statements of historical fact, are forward-looking statements. These forward-looking statements may include projections and estimates concerning the timing and success of specific projects and our future production, revenues, income and capital spending. Our forward- looking statements are generally accompanied by words such as “estimate,” “project,” “predict,” “believe,” “expect,” “intend,” “anticipate,” “potential,” “plan,” “goal” or other words that convey the uncertainty of future events or outcomes. The forward-looking statements in this earnings release speak only as of the date of this earnings release; we disclaim any obligation to update these statements unless required by law, and we caution you not to rely on them unduly. We have based these forward-looking statements on our current expectations and assumptions about future events. While our management considers these expectations and assumptions to be reasonable, they are inherently subject to significant business, economic, competitive, regulatory and other risks, contingencies and uncertainties, most of which are difficult to predict and many of which are beyond our control. These and other important factors, including those discussed in the “Risk Factors” section within our 2013 Annual Report on Form 10-K filed on March 14, 2014, may cause our actual results, performance or achievements to differ materially from any future results, performance or achievements expressed or implied by these forward-looking statements.

Media:
Sloane & Company (on behalf of Stonegate Mortgage Corporation)
Whit Clay
W: 212-446-1864
wclay@sloanepr.com
or
Investor:
Stonegate Mortgage Corporation
Michael McFadden
W: 317-663-5904
michael.mcfadden@stonegatemtg.com